Exhibit 99.1

FOR IMMEDIATE RELEASE
January 13, 2020

Peter Poli
Chief Financial Officer 877-260-2010 peter.poli@trackgrp.com

Track Group Reports Fiscal 2019 Financial Results

Record Annual Revenue Up 11%, Operating Income Rebounds 171% to Historical High, and Adjusted EBITDA Up 27%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2019 (the "FY19”). In FY19, the Company posted (i) record revenue of $34.0M, an increase of 11% over the fiscal year ended September 30, 2018 (the "FY18"), (ii) record operating income of $1.2M compared to an operating loss of $1.7M for FY18, (iii) adjusted EBITDA of $7.4M, up 27% compared to FY18, and (iv) a cash balance at September 30, 2019 of $6.9M, representing an increase of 27% over September 30, 2018 as well as the highest balance since September 2014.

“It was an outstanding year for Track Group, our employees and our customers.” said Derek Cassell, Track Group’s CEO. “I look forward to the next year with a tremendous amount of momentum and enthusiasm.”

FINANCIAL HIGHLIGHTS

●
Revenue for FY19 was $34.0M, up approximately 11% compared to revenue of $30.6M for FY18. Quarterly revenue of $8.8M in Q4 FY19, up 8% over Q4 FY18 of $8.1M.

●
Gross Profit for FY19 was $19.0 million, up 11% compared to Gross Profit of $17.2 million for FY18. Quarterly gross profit of $5.1M in Q4 FY19, up 13% over Q4 FY18 of $4.5M.

●
Total operating expense for FY19 of $17.9M is down 5% versus FY18’s $18.9M of operating expenses. The drop in operating expense when combined with FY19 gross profit of $19.0M led to the highest annual operating income in the Company's history of $1.2M, which is a dramatic turnaround of 171% compared to the $1.7M operating loss for FY18.

●
Adjusted EBITDA for FY19 finished at $7.4M, up 27% compared to $5.9M for FY18.

●
The cash balance of $6.9M at September 30, 2019 is up 27% compared to a balance of $5.4M at September 30, 2018 and up less than 1% over the
June 30, 2019 cash balance of $6.9M and the highest level in nearly five years.

●
The Net loss attributable to common shareholders for FY19 was $2.6M compared to a net loss of $5.4M in FY18, an improvement of approximately
53%.

BUSINESS OUTLOOK

	FY 2018	FY 2019	FY 2019 (a)	FY 2020
Revenue:	$30.6M	$34.0M	$33-37M	$36-40M

Adjusted EBITDA Margin:	19.2%	21.9%	18-23%	21-26%

(a) The FY 2019 outlook as released on August 9, 2019.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non- GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2019, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2019 AND 2018
Assets
Current assets
	2019	2018
Cash	$6,896,711	$5,446,557
Accounts receivable, net of allowance for doubtful accounts of $2,454,281 and $3,152,966, respectively	6,763,236	5,978,896
Note receivable, net of allowances for doubtful accounts of $234,733, at September 30, 2018	-	-
Prepaid expense and other	1,339,465	1,270,043
Inventory, net of reserves of $26,934, respectively	274,501	277,119
Total current assets	15,273,913	12,972,615
Property and equipment, net of accumulated depreciation of $2,248,913 and$1,999,222, respectively	675,037	745,475
Monitoring equipment, net of accumulated amortization of $6,322,768 and $5,325,654, respectively	2,624,900	3,162,542
Intangible assets, net of accumulated amortization of $14,157,090 and $12,016,512, respectively	21,955,679	23,253,054
Goodwill	8,187,911	8,076,759
Deferred tax assets	540,563	-
Other assets	124,187	145,839
Total assets	$49,382,190	$48,356,284

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	2,628,003	2,518,030
Accrued liabilities	12,969,489	10,333,103
Current portion of long-term debt	33,827,689	30,437,810
Total current liabilities	50,284,388	43,288,943
Long-term debt, net of current portion	-	3,428,975
Total liabilities	50,284,388	46,717,918
Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,401,650 shares outstanding, respectively	1,140	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,250,556	302,102,866
Accumulated deficit	(302,152,292)	(299,495,370)
Accumulated other comprehensive loss	(1,001,602)	(970,270)
Total equity (deficit)	(902,198)	1,638,366
Total liabilities and stockholders’ equity (deficit)	$49,382,190	$48,356,284

TRACK GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS SEPTEMBER 30, 2019 and 2018

	(Unaudited) 3 months ended September 30,		12 months ended September 30,
	2019	2018	2019	2018
Revenue:
Monitoring and other related services	8,258,624	7,880,774	32,100,370	29,943,563
Product sales and other	502,287	203,600	1,918,782	626,656
Total revenue	8,760,911	8,084,374	34,019,152	30,570,219

Cost of revenue:
Monitoring, products and other related services	3,161,813	3,101,737	12,989,186	11,511,341
Depreciation and amortization	500,392	478,974	2,012,975	1,856,734
Total cost of revenue	3,662,205	3,580,711	15,002,161	13,368,075

Gross profit	5,098,706	4,503,663	19,016,991	17,202,144
	58%	56%	56%	56%
Operating expense:
General and administrative	2,779,127	3,126,974	12,243,459	13,983,924
(Gain) / loss on sale of assets	(10,563)	(8,500)	(10,563)	(8,500)
Selling and Marketing	620,075	500,674	2,257,101	1,895,452
Research & development	359,223	261,328	1,313,499	862,142
Depreciation and amortization	491,602	495,830	2,047,980	2,120,746
Total operating expense	4,239,464	4,376,306	17,851,476	18,853,764
Operating Income (loss)	859,242	127,357	1,165,515	(1,651,620)

Other income (expense)
Interest income	6,638	-	23,929	242,973
Interest expense	(602,546)	(687,735)	(2,403,047)	(3,004,983)
Currency exchange rate gain (loss)	(331,345)	(2,720)	(466,140)	(445,426)
Other income/expense, net	-	2,541	143	23,740
Total other income (expense)	(927,253)	(687,914)	(2,845,115)	(3,183,696)
Net loss before income taxes	(68,011)	(560,557)	(1,679,600)	(4,835,316)
Income tax expense	427,018	231,918	884,353	592,725
Net loss attributable to stockholders	(495,029)	(792,475)	(2,563,953)	(5,428,041)

TRACK GROUP, INC.
NON-GAAP ADJUSTED EBITDA SEPTEMBER 30, 2019 (UNAUDITED)
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(495)	$(792)	$(2,564)	$(5,428)
Interest expense, net	596	688	2,379	2,762
Depreciation and amortization	992	974	4,061	3,977
Income taxes (1)	427	232	884	593
Board compensation and stock-based compensation	(32)	269	321	1,970
Foreign exchange expense	331	2	466	445
Other charges, net (2)	353	494	1,902	1,539
Non GAAP Adjusted EBITDA	$2,172	$1,867	$7,449	$5,858
Non GAAP Adjusted EBITDA, percent of revenue	24.8%	23.1%	21.9%	19.2%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP EPS (in $000’s, except share data)
Net loss attributable to common shareholders	$(495)	$(792)	$(2,564)	$(5,428)
Interest expense, net	596	688	2,379	2,762
Depreciation and amortization	992	974	4,061	3,977
Income taxes (1)	427	232	884	593
Board compensation and stock-based compensation	(32)	269	321	1,970
Foreign exchange expense	331	2	466	445
Other charges, net (2)	353	494	1,902	1,539
Non GAAP net income to common shareholders	$2,172	$1,867	$7,449	$5,858
Weighted average common shares outstanding	11,251,650	11,101,650	11,213,431	10,702,523
Non-GAAP earnings per share	$0.19	$0.17	$0.66	$0.55

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2) Other charges may include gains or losses and non-recurring accrual adjustments.